UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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BlackRock, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BlackRock, Inc.

55 East 52nd Street

New York, New York 10055

SUPPLEMENT TO PROXY STATEMENT

FOR THE 2020 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 21, 2020

To Our Shareholders:

This Supplement, dated May 15, 2020, provides updated information with respect to the 2020 Annual Meeting of Shareholders (the “Annual Meeting”) of BlackRock, Inc. (“BlackRock” or the “Company”) to be held on Thursday, May 21, 2020.

On or about April 9, 2020, the Company commenced the distribution of a Notice of 2020 Annual Meeting and Proxy Statement to its shareholders. This Supplement, which describes a recent change in the proposed nominees for election to the Company’s Board of Directors (the “Board”), should be read in conjunction with the Notice of 2020 Annual Meeting and Proxy Statement.

Withdrawal of Nominee for Election as Director

On May 15, 2020, BlackRock announced the following:

•

completion of a secondary offering of our common stock (the “offering”) through which The PNC Financial Services Group, Inc. (“PNC”) exited its full investment in the Company (after giving effect to the Repurchase (as defined below)), other than 500,000 shares of the Company’s capital stock that PNC has informed the Company it intends to donate to The PNC Foundation; and

•

the Company also completed the repurchase of $1.1 billion of common stock directly from PNC at the price at which the shares of common stock were sold to the public in the offering, less the underwriting discount (the “Repurchase”), and rounded down for any fraction of a share (the offering and the Repurchase, collectively, the “Transaction”).

In connection with the Transaction, William S. Demchak, a member of the Board and a nominee for election as a director at the Annual Meeting, has resigned from the Board. The nomination of Mr. Demchak has been withdrawn, and no other nominee for election at the Annual Meeting will be named in place of Mr. Demchak. The Board has reduced the size of the Board to 16 directors effective as of the Annual Meeting.

Voting Matters

If you have already returned your proxy card or provided voting instructions, you do not need to take any action unless you wish to change your vote. Proxies already returned by shareholders (via Internet, telephone or mail) will remain valid and will be voted at the Annual Meeting unless revoked. Shares represented by proxy cards returned before the Annual Meeting will be voted for the directors nominated by the Board as instructed on the form, except that votes will not be cast for Mr. Demchak because he is no longer standing for election. If you have not yet returned your proxy card or submitted your voting instructions, please complete the form or submit instructions, disregarding Mr. Demchak’s name as a nominee for election as director.

None of the other agenda items presented in the Notice and Proxy Statement are affected by this Supplement, and shares represented by proxy cards returned before the Annual Meeting will be voted with respect to all other matters properly brought before the Annual Meeting as instructed on the form.

Information regarding how to vote your shares and revoke already submitted proxies is available in the Proxy Statement under the caption “Questions and Answers About the Annual Meeting and Voting.”

We look forward to your participation at the Annual Meeting.

By Order of the Board of Directors,

R. Andrew Dickson, III	BlackRock, Inc.
Corporate Secretary	55 East 52nd Street
May 15, 2020	New York, New York 10055